UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: July 11, 2000

                        SYMONS INTERNATIONAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

                             State of Incorporation:

                                     Indiana

                 Commission File Number IRS Employer Id. Number

                           No. 0-29042    No. 35-1707115


                     Address of Principal Executive Offices:
                               4720 Kingsway Drive
                           Indianapolis, Indiana 46205
                                  Telephone No.
                                 (317) 259-6300

ITEM 5.   OTHER EVENTS.

On July 8, 2000, the Company was notified that Nasdaq has determined to delist the Company's securities from The Nasdaq Stock Market effective with the open of business Monday, July 10, 2000. The decision of Nasdaq is attached as Exhibit 1.

 On July 10, 2000, the Company issued the Press Release attached as Exhibit 2.

                                               Symons International Group, Inc.



                                                  By:
                                                         Douglas H. Symons
                                                         Chief Executive Officer
                                                          Date:    July 11, 2000

INDEX TO EXHIBITS

(1)      Letter from Nasdaq dated July 8, 2000.
(2)      Press Release

Exhibit 1


NASDAQ

David A. Donohoe, Jr.
Chief Counsel

Sent via Facsimile and Overnight Commercial Courier

July 8, 2000

Howard Schiffman, Esq.
Dickstein Shapiro Morin & Oshinsky, LLP
2101 L Street, N.W.
Washington, DC   20037-1526

RE:      Symons International Group, Inc. (Symbol: SIGC)
         Decision NQ 3248N-00
         Request for Modification of Exception

Dear Mr. Schiffman:

We are in receipt of your submission dated June 22, 2000 in which you requested, on behalf of Symons International Group, Inc. (the "Company"), a 90 day extension of the June 30, 2000 deadline set forth in the Nasdaq Listing Qualifications Panel's (the "Panel") March 22, 2000 decision, which granted the Company an exception to the continued listing requirements for the Nasdaq National Market. 1 The Company also requested that the Panel eliminate the term of the exception, which required it to evidence a minimum of $15,000,000 in net tangible assets. This letter shall supersede the decision dated July 7, 2000.2

The Company argued that a 90-day extension and a revision of the terms of the exception was appropriate for several reasons. First, the Company reiterated its position with respect to the treatment of Trust-Owned Redeemable Preferred Stock ("TOPRs') that was presented at the March 9, 2000 oral hearing. The Company noted that, although the Panel determined that the TOPRs should be excluded from Nasdaq's net tangible assets calculation, it has appealed the Panel's decision to the Nasdaq Listing and Hearing Review Council (the "Review Council"), and it expects the Review Council to make a decision on the appeal in September 2000. Second, the Company provided the Panel with details on the progress it has made in meeting the requirements set forth in the March 22, 2000 decision. Based upon that progress, the Company believes that a cushion above the $4,000,000 net tangible assets requirement is no longer necessary. Finally, the Company asserted that, should the Review Council decide in September 2000 that the TOPRs should be included in the net tangible assets calculation after its securities have already been delisted from Nasdaq, the likelihood of a reduction in liquidity and price of its shares will be "very difficult, if not impossible, to reverse."3

The Company asserted that it has significantly improved its operating results. Specifically, the Company anticipates that its crop insurance division will report a pre-tax profit of $6,600,000 for the six months ended June 30, 2000, and a decline in the rate of losses it had incurred in its nonstandard auto operations over the past five months. The Company expects "even stronger results for the second half of the year." Despite the foregoing, the Company has not been able to achieve compliance with the $5,000,000 market value of public float that requirement or with the $15,000,000 net tangible assets requirement specified in the exception.4

Panel Decision

The Panel observed that the Company failed to satisfy the requirements of the exception and determine to deny the Company's request for an extension and/or revision of the terms of the May 9, 2000 decision. While the Panel acknowledged that, based on the Company's projections, the operating results appear to be improving, it was concerned that the Company does not satisfy the maintenance requirements, has continued to incur significant losses through the first five months of 2000, and projects losses for the fourth quarter as a result of the interest accrual from the remaining TOPRs.

The Panel noted that its position with respect to the treatment of the TOPRs was set forth in the original decision letter, and remains unchanged. The Panel was unable to identify unique or compelling circumstances meriting the modification of the original decision or a stay of the delisting. Finally, the Panel noted that the company is not currently in compliance with all requirements for continued listing on The Nasdaq SmallCap Market.5 Accordingly, the Panel determined to delist the Company's securities from the Nasdaq Stock Market effective with the open of business Monday, July 10, 2000.

The Company should be aware that the Review Council may, on its own motion, determine to review any Panel decision within 45 calendar days after issuance of the written decision. If the Review Council determines to review this decision, it may affirm, modify reverse, dismiss, or remand the decision to a Panel. The Company will be immediately notified in the event the Review Council determines that this matter will be called for review.

The Company may also request that the Review Council review this decision. The request for review must be made in writing and received within 15 days from the date of this decision. Requests must be sent to: Sara Nelson Bloom, Office of the General Counsel, The Nasdaq Stock Market 1801 K. Street, N.W., 8th Floor, Washington, DC 20006, (202) 728-8478 and facsimile (202) 728-8321. Pursuant to Nasdaq Marketplace Rule 4840(b), the Company must submit a fee of $1,400.00 to the Nasdaq Stock Market, Inc. to cover the cost of the review. Please be advised that the institution of a review, whether by way of the Company's request or on the initiative of the Review Council, will not operate as stay on this decision.

The Company's securities may be immediately eligible to trade on the OTC Bulletin Board. Pursuant to SEC File No. TP97-235, an exemption from Rule 15c2-11 has been granted to permit a broker-dealer, without having the information specified by the Rule, to publish in, or submit for publication in, a quotation medium, quotations for a security immediately after such security is no longer authorized for quotation on The Nasdaq Stock Market, subject to the following conditions:

1. Removal of the security from authorization for quotation on The Nasdaq Sock Market must be attributable solely to the issuer's failure to satisfy the revised initial listing or maintenance standards, as contained in SEC Release No.

              34-38961 (August 22, 1997);
2. The security must have been quoted continuously on The Nasdaq Stock Market during the 30 calendar days preceding its delisting from that market, exclusive of any trading halt not exceeding one day to permit the dissemination of material news concerning the security's issuer;

3. The issuer of the security must not be the subject of bankruptcy proceedings;

4. The issuer of the security must be current in all of its periodic reporting requirements pursuant to Section 13(a) or 15(d) of the Exchange Act;
5. A broker-dealer relying upon this exemption must have been a market maker registered with the NASD in the security no longer eligible for quotation during the 30 day period proceeding the security's removal from The Nasdaq Stock Market; and,

6.            The  exemption  is  available  only  for   securities   that  were
              authorized for quotation on The Nasdaq Stock Market and then delisted, and not for any other securities of the issuer.



Footnotes:
1 The Panel's March 22, 2000 decision is hereby incorporated by reference. The Company's June 22, 2000 submission was a joint request by the Company and Goran Capital, Inc. ("Goran') based upon the fact that Goran is the majority shareholder in the Company, and the Company's financial statements are consolidated with Goran's financial statements. Goran is currently operating under an identical Nasdaq exception.
2 All Changes are indicated in italics and bold font.
3 Company's submission to the Panel, dated June 22, 2000, page 4.
4 Based on the closing bad price of $0.9375 per share on July 6, 2000 [the closing bid price on June 30, 2000 was $1.00 per share] and 3,151,608 shares in the public float, as reported in the most recent proxy statement, the Company's current market value of public float is $3,954,633. The market value of public float has not met or exceeded $5,000,000 at any time since the date of the original Panel decision. The Company did not provide a current estimate of its net tangible assets. The Form 10-Q for the quarter ended March 31, 2000 evidenced net tangible assets of $(60,947,000), after exclusion of the TOPRs. Consequently, even assuming an increase of $20,200,000 in net tangible assets as the result of a recent re-purchase of TOPRs, the Company remains substantially below the minimum requirement.

5 Pursuant to the Nasdaq Marketplace Rule 4310(c), a SmallCap issuer must maintain, among the other things, a minimum of $2,000,000 in net tangible assets, a $35,00,000 market capitalization or $500,000 in net income in the latest fiscal year or in two of the last three fiscal years; a $1.00 per share bid price; 500,000 publicly-held shares; a $1,000,000 market value of the public float; two market makers; 300 round lot shareholders; and compliance with Nasdaq's corporate governance centers.






If you have  any  questions,  please  do not  hesitate  to  contact  me at (301)
978-8070.

Sincerely,



David A. Donohoe, Jr.
Chief Counsel
Nasdaq Listing Qualifications Hearings

Exhibit 2

July 10, 2000


AT THE COMPANY:
Alan Symons/Douglas Symons

(317)259-6302/(317)259-6413
E-mail: asymons@sigins.com
        dsymons@sigins.com

   SYMONS INTERNATIONAL GROUP, INC. TO BEGIN TRADING ON THE OTC BULLETIN BOARD


Indianapolis, IN, July 10, 2000 - Symons International Group, Inc. (NASDAQ:SIGC), a leading specialty insurer of nonstandard automobile insurance and crop insurance is to begin trading on the OTC Bulletin Board, effective July 10, 2000.

The Company reported in its 10-K for the year-ended 1999 and 10-Q for the first quarter 2000, that it was likely that trading in the Company stock would move from the NASDAQ National Market to the OTC Bulletin Board. Effective today, the stock will be traded on the OTC Bulletin Board under the same symbol, SIGC.

Symons International Group, Inc. (NASDAQ:SIGC) is a leading provider of nonstandard automobile insurance in the United States. Nonstandard auto insurance is sold through independent insurance agents and generally carries higher premiums and low limits of liabilities. Symons' subsidiary, Superior Insurance Group, writes nonstandard auto insurance in 22 states. IGF Insurance Company is the fifth largest insurer of crops in the United States and writes business in 46 states plus Canada. Visit the Company's web site at www.sigins.com.

"Forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. A variety of factors could cause the Company's actual results to differ from the reported results expressed in such forward-looking statements. Investors are referred to the Company's Forward Looking Statements and Certain Risks (Part I, Item 2 to the Company's Form 10-Q for period ended March 31, 2000), which statements are incorporated into this news release by reference.